UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2018 (July 17, 2018)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 17, 2018, Ray C. Davis was appointed to the Board of Directors of LE GP, LLC (“LE GP”), the general partner of Energy Transfer Equity, L.P. (the “Partnership”) by the members of LE GP pursuant to the provisions of the Amended and Restated Limited Liability Company Agreement of LE GP. Mr. Davis previously served on the Board of Directors of Energy Transfer Partners, L.P. (“ETP”). The Partnership owns the general partner of ETP.
Mr. Davis will receive compensation for his services as director consistent with that provided to other non-employee directors, as previously disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017.
As previously reported in its Annual Report on Form 10-K, ETP previously had an operating lease agreement with the former owners of Energy Transfer Group LLC, including Mr. Davis. ETP paid the former owners, including Mr. Davis, $5 million in annual operating lease payments during the term of the lease and made a one-time payment of $8.8 million in August 2017. ETP retained the equipment when the lease expired at that time.
There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Davis was appointed as a director of LE GP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

		By:	LE GP, LLC,
its general partner.

Date:	July 18, 2018	By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Group Chief Financial Officer